UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2013

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

7770 Duneville Street, Suite 11
Las Vegas, Nevada 89139
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (702) 589-7475

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective March 4, 2013, Robert P. Martin resigned as a member of the Board of Directors (the “Board”) of Golden Phoenix Minerals, Inc. (the “Company”).  Mr. Martin was currently serving as Chairman of the Board.  Donald Gunn, who serves as Chairman of the Interim Governing Board (IGB), was elected by the Board to serve as Chairman of the Board replacing Mr. Martin.  See the press release furnished herewith as Exhibit 99.1.

Item 7.01.  Regulation FD Disclosure.

On March 11, 2013, the Company announced it has received written confirmation from its Panamanian partners that their option price to purchase the Company’s interest in the Santa Rosa gold project has increased from $3,000,000 USD to $3,750,000 USD.

Under the terms of the agreement between the ownership parties, the Panamanian partners have elected to waive purchase of the next installment of GPXM’s share interest, which was due on January 30, 2013 and agreed to increase the payment for GPXM’s 10% interest in the mine by $750,000.  This gives the Panamanian partners up July 30, 2013 to complete the purchase of GPXM’s interest, or forfeit that right, allowing Golden Phoenix to either hold the interest or sell it to a third party.

Concerning its Mhakari silver and gold property rights located adjacent to the Mineral Ridge gold project near Tonopah, Nevada, the Company also announced on March 11, 2013 that the Company and its partner have signed an amended and restated option agreement.  Under the terms of the amendment to their existing agreement, the parties have agreed to an extension of time for the parties to perform their obligations, modified the cash and common share payment requirements of the Company, and redefined the Company’s work commitment for the properties.

See the press release furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press Release dated March 11, 2013.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.
Date: March 11, 2013
By:/s/ Dennis P. Gauger
Name: Dennis P. Gauger
Title: Chief Financial Officer and Corporate Secretary